Exhibit 99.1

Group 1 Software Signs Letter of Agreement To Acquire Vision-R eTechnologies Group 1 to Add Digital Archiving and Retrieval to DOC1 Customer Communications Management Suite	Date: Contact: Phone: E-Mail:	Monday, October 29, 2001 Mark Funston (301) 731-2300 mark_funston@g1.com

Group 1 Software (Nasdaq: GSOF), a leading provider of customer relationship management (CRM)-enabling software solutions, announced today that it has entered into a letter of agreement regarding the acquisition of assets of Toronto-based Vision-R eTechnologies, a provider of electronic archive and retrieval software solutions. The acquisition would add real-time digital storage and high-speed retrieval of business documents to Group 1’s leading DOC1 customer communications management suite.

The comprehensive DOC1 suite permits enterprise-wide creation and management of highly personalized customer communications and messaging campaigns for multi-channel delivery. The addition of Vision-R’s highly scalable technology to the DOC1 suite would offer the ability to archive and view millions of documents and maintain years of historical billing and statement data online. The system employs next-generation compression techniques and utilizes industry-standard hardware, thereby minimizing the investment traditionally required in storage and host platforms.

Vision-R’s functionality provides consumers as well as call center representatives instantaneous access via a Web browser or online to DOC1-generated bills and statements. The result is enhanced operational efficiency and improved customer service and support. The technology can also accept documents from other composition systems. Vision-R’s customer base includes such notable organizations as Sprint Canada, Prudential Insurance and Toronto Dominion Bank.

“An acquisition of Vision-R would provide us with technology and talented individuals that would significantly complement and strengthen our DOC1 solutions,” said Bob Bowen, CEO of Group 1 Software. “Vision-R would add proven robust storage and retrieval capabilities to our end-to-end document composition and delivery suite. As with our recent acquisitions of TriSense Software and HotData, Group 1’s financial power continues to allow us to make strategic acquisitions that extend our core technology.”

Closing on the Vision-R transaction is planned by January 2002. The transaction is contingent upon completion of due diligence and the definitive purchase agreement, as well as approval by Group 1’s Board of Directors. The acquisition is expected to be accretive to earnings within twelve months of closing. Terms were not disclosed.

Group 1 Software (Nasdaq: GSOF) is a leading provider of customer relationship management (CRM)-enabling software solutions for data quality, marketing automation, customer relationship communications and direct marketing applications. Group 1’s software systems and services enable 2,500 customers worldwide to market smarter by helping them find, reach and keep customers. Founded in 1982 and headquartered in Lanham, Maryland, Group 1’s solutions are utilized by leaders in the financial services, banking, retail, telecommunications, utilities, e-commerce, and insurance industries. The company’s customer base includes such recognized names as AT&T, Charles Schwab, Entergy, GEICO, L.L. Bean, MCI WorldCom, Wal-Mart and Wells Fargo. For more information about Group 1, visit the company’s Web site at http://www.g1.com.

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This press release contains statements relating to future plans, events and performance. In this current instance, this entire release deals with a future event, the closing of a transaction. Further specific forward-looking statements contain such words as “expected,” and “planned.” Such statements may involve risks and uncertainties, including risks associated with uncertainties pertaining to customer orders, demand for products and services, development of markets for the company’s products and services and other risks identified in Group 1’s SEC filings. Group 1’s actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which address the conditions as they are found on the date of this press release. Group 1 undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances that arise after the date of this press release or to reflect the occurrence of unanticipated events. Group 1 Software and DOC1 are registered trademarks of Group 1 Software, Inc. All other brand names, trademarks and registered trademarks are the property of their respective owners.